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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) May 20, 2010
                                                        -------------


                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                   01-15739                 06-1439715
----------------------------------------------------------------------------
(State of Incorporation)     (Commission File No.)     (IRS Employer ID No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==========================================================================


 Item 1.03  Bankruptcy or Receivership

ENTRY OF FINAL DECREE:

	On May 20, 2010, the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, entered a Final Decree terminating the registrant's Chapter 11 Case. However, the Bankruptcy Court retained jurisdiction to adjudicate two remaining disputed and unresolved claims that were filed against the Company in the Chapter 11 Case.


CERTAIN PRIOR EVENTS IN CHAPTER 11 CASE:

       On November 26, 2007, the registrant filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division. The registrant remained in possession of its assets and properties, and operated its businesses and managed its properties, as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

       In April, 2008, the registrant created liquidity for itself and for payment to its creditors by selling its CP Industries division, a manufacturer of large seamless pressure vessels, for approximately $66 million.

	In March, 2009, the registrant filed a Second Amended Plan of Reorganization (the "Plan") with the Bankruptcy Court in the Chapter 11 Case. On March 25, 2009, the Bankruptcy Court entered an order confirming the Plan. The material features of the Plan are as follows:

1.	All allowed Administrative Claims were paid in full.
2.	Each allowed Secured Claim was paid in full.
3.	Each allowed Priority Claim (i.e., claims for taxes and certain other governmental claims) was paid in full.
4.	Each allowed unsecured claim was paid in an amount equal to 70% of the claim.
5.	Claims relating to asbestos lawsuits in which the registrant is a defendant are to be resolved in such lawsuits rather than in the
Chapter 11 case.
6.	The equity interests in the registrant were not impaired by the
Plan.

       All payments pursuant to the Plan were made in cash. No shares of the registrant's common stock were issued in connection with the Plan. The registrant's assets and liabilities as of March 31, 2009 (the end of the month in which the Plan was confirmed by the Bankruptcy Court) are set forth in the Monthly Operating Report included in the Form 8-K filed by the registrant with the Commission on May 7, 2009.

	As noted above, a Final Decree was issued by the Bankruptcy Court in May 2010, thereby returning the registrant to normal business activity.

	Item 9.01  Exhibits

	Exhibit 1	-	Second Amended Plan of Reorganization








[Signature appears on page 3]

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  JUNE 11, 2010                          REUNION INDUSTRIES, INC.
       -------------                              (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer




EXHIBIT 1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF CONNECTICUT
BRIDGEPORT DIVISION
____________________________________
						)
IN RE:						)
						)		CHAPTER 11
REUNION INDUSTRIES, INC.,                   )
						)		CASE NO. 07-50727 (AHWS)
						)
	Debtor.				)
____________________________________)










SECOND AMENDED PLAN OF REORGANIZATION













Reid and Riege, P.C.
195 Church St., 15th Floor,
New Haven, CT 06510
(203) 777-8008

Attorneys for the Debtor


INTRODUCTION
       On November 27, 2007, Reunion Industries, Inc., debtor and debtor-in-possession, filed a voluntary petition for relief under the Bankruptcy Code (as defined below) in the Bankruptcy Court (as defined below). The Debtor (as defined below) continues to manage its assets and possess its property as a debtor-in-possession pursuant to Bankruptcy Code 1107 and 1108.
       The Debtor hereby proposes the following Second Amended Chapter 11 Plan of Reorganization pursuant to Bankruptcy Code 1121 as of this 24th day of March 2009.



DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW
       1.1	Rules of Interpretation, Computation of Time and Governing Law.
       1.1.1.	In General.  In the Plan (a) the words "herein," "hereof,"
and other words of similar import refer to the Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise; (b) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, or neuter; (c) accounting terms not otherwise defined in the Plan shall have the meanings assigned to them under generally accepted accounting principles currently in effect; (d) the rules of construction set forth in Bankruptcy Code 102 shall apply, unless superseded herein or in the Confirmation Order; (e) the headings of the articles, paragraphs, and sections of the Plan are inserted for convenience only and shall not affect the interpretation of the Plan; and (f) a term that is used in capitalized form in the Plan that is not defined in the Plan but that is defined in the Bankruptcy Code or Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.
	1.1.2	Timing.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Code  9006(a) shall apply.
       1.1.3	Governing Law.  Except to the extent the Bankruptcy Code or
Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without giving effect to the principles of conflict of laws thereof.
       1.1.4	Severability of Plan Provisions. Should any provision of the Plan be determined to be invalid, void or unenforceable, such determination shall in no way limit, affect, impair or invalidate the enforceability and operative effect of any or all other provisions of the Plan.
       1.2	Defined Terms.
       Any capitalized term used in the Plan that is not defined in the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. As used in the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings specified below:
       "Administrative Claim" means any Claim for an administrative expense of the kind described in Bankruptcy Code 503(b), including, without limitation, any actual and necessary costs and expenses of preserving the Debtor's estate incurred after the commencement of the Case and prior to confirmation of the Plan, any actual and necessary costs of operating the Debtor's business after the commencement of the Case and prior to confirmation of the Plan, any indebtedness or obligations incurred by the Debtor in connection with the operation of its business or for the acquisition or lease of property or the rendition of services after the commencement of the Case and prior to confirmation of the Plan, any fees and expenses allowed under Bankruptcy Code
 330 and 331, and any fees due to the Office of the United States Trustee under 28 U.S.C. 1930(a)(6).
       "Allowed Claim" means any Claim to the extent it has not been withdrawn, paid in full or otherwise deemed satisfied in full and proof of which has been filed on or before the date designated by the Bankruptcy Court for filing proofs of claim (or, if not filed by such date, filed by such other date as the Bankruptcy Court orders), or, if no proof of claim is filed, any Claim that has been or hereafter is listed by the Debtor on its Schedules as liquidated in amount, not disputed and not contingent and, in all cases, a
Claim as to which no objection has been filed, or as to which an objection has been filed and such Claim has been allowed in whole or in part by a Final
Order, to the extent allowed by such Final Order.  Unless otherwise specified in the Plan or in a Final Order allowing such Claim, "Allowed Claim" shall not include interest on the amount of such Claim maturing or accruing from and after the Filing Date, except in the case of the Senior Notes Claim to the extent allowed.
       "Allowed Priority Claim" means any Claim entitled to priority under Bankruptcy Code 507(a)(3) or (4) to the extent it is an Allowed Claim.
       "Allowed Secured Claim" means that portion of a Claim that is secured by a valid perfected lien on property of the Debtor, to the extent of the value of the interest of the holder of such Claim in such property of the Debtor, as determined by agreement between the Debtor and the holder of such Claim or by the Bankruptcy Court by a Final Order under Bankruptcy Code  506, to the extent that it is an Allowed Claim.
       "Allowed Tax Claim" means a Claim for any Tax entitled to priority under Bankruptcy Code 507(a)(8) to the extent that it is an Allowed Claim.
       "Allowed Unsecured Claim" means a Claim that is not an Allowed Secured Claim, an Administrative Claim, an Allowed Tax Claim, an Allowed Subordinated Claim, an Allowed Deficiency Claim or an Allowed Priority Claim, including, without limitation, any Claim arising from the rejection of Executory
Contracts and unexpired leases, to the extent it is an Allowed Claim.
       "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended.
       "Bankruptcy Court" means (a) the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, having jurisdiction over the Chapter 11 Case; (b) to the extent there is no reference pursuant to section
157 of title 28 of the United States Code or otherwise, the United States District Court for the District of Connecticut; and (c) any other court having jurisdiction over the Case..
       "Bankruptcy Rules" means collectively (a) the Federal Rules of
Bankruptcy Procedure, as amended, (b) the Local Rules of Civil Procedure of the United States District Court for the District of Connecticut, as amended,
(c) the Local Rules of Bankruptcy Procedure for the Bankruptcy Court, as
amended, and (d) any standing orders of the Bankruptcy Court.
       "Bar Date" means the date(s) fixed by order(s) of the Bankruptcy Court for filing proofs of claim, including the dates fixed in the (a) order dated November 28, 2007, which established a Bar Date of April 7, 2008 for non-governmental entities, and (b) order dated November 7, 2008, which established a Bar Date of January 4, 2009 for all Tort Claims.
       "Business Day" means any day other than a Saturday, a Sunday or a "legal holiday," as that term is defined in Bankruptcy Rule 9006(a).
       "Case" means the chapter 11 case commenced by the Debtor on the Petition Date and pending before the Bankruptcy Court.
       "Cash" means currency of the United States of America, cash equivalents, and other readily marketable securities or instruments.
       "Claim" shall have the meaning ascribed to such term in Bankruptcy Code 101(5) as it pertains to "claims" against the Debtor, which shall include, with limitation, any Claim to (a) any right to payment or return of property from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
       "Claimant" means the holder of a Claim.
       "Class" means each class of Allowed Claims or Equity Interests designated in Article III of the Plan pursuant to Bankruptcy Code  1123(a)(1).
       "Confirmation" means the entry of the Confirmation Order by the
Bankruptcy Court.  Those matters which, pursuant to Bankruptcy Code 1141, would ordinarily take effect on Confirmation shall instead take effect at the Effective Date.
       "Confirmation Date" means the date upon which the Confirmation Order is entered on the docket in the Case within the meaning of Bankruptcy Rules 5003 and 9021..
       "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of Bankruptcy Code 1129.
       "Consent Solicitation" means Debtor's Notice of Consent Solicitation dated November 20, 2003 in respect of and relating to the Indenture and Senior Notes.
       "Coverage Claim" means any Claim, cause of action, cross-claim, demand, or allegation asserted or to be asserted by any Insurance Entity against the Debtor or the Reorganized Debtor, whether in the nature of or sounding in tort, or under contract or implied by law (as defined by the applicable non-bankruptcy law of the relevant jurisdiction), warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, indemnity, setoff, recoupment, rescission, or any other theory of law, equity, or admiralty, arising out of, resulting from, or relating to, directly or indirectly, any Insurance Policy or any Tort Claim.
       "Coverage Claimant" means any Entity that holds or allegedly holds a Coverage Claim.
       "Coverage Defense" means all rights, counterclaims, and defenses at law or in equity that any Insurance Entity may have under any Insurance Policy or applicable law to a Claim seeking insurance coverage. Coverage Defenses include, without limitation, (a) the defense that Tort Claims asserted against the Debtor cannot be tendered to or paid by Insurance Entities with respect to risks that are not insured under the Insurance Policies, and (b) the defenses that Insurance Entities have no duty to undertake the defense of any Tort
Claim and have no duty to pay defense costs with respect to any Tort Claim that is not covered by any Insurance Policy issued or subscribed by them.
       "Creditor" means an Entity that has a Claim against (a) the Debtor that arose at the time of or before the Petition Date or (b) the Debtor's estate of a kind specified in Bankruptcy Code  502(g), (h) or (i).
       "Debtor" means Reunion Industries, Inc. as debtor and debtor-in-possession under the Bankruptcy Code.
        "Disclosure Statement" means the disclosure statement filed by the
Debtor in connection with the Plan pursuant to Bankruptcy Code  1125, as amended, modified or supplemented from time to time.
        "Disputed Claim" means a Claim against the Debtor that (a) was listed by the Debtor in its Schedules as disputed, contingent, or unliquidated, and for which no proof of Claim was filed or (b) was timely filed prior to the applicable Bar Date or deemed timely filed under applicable law or under the
Plan and as to which the Debtor or any other party in interest has filed an objection (where such objection has not been withdrawn or overruled by a Final Order). To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection. Prior to the time that an objection has been or may be timely filed, for the purposes of the Plan a Claim shall be considered a Disputed
Claim to the extent that the amount of the Claim specified in the proof of
Claim exceeds the amount of the Claim scheduled by the Debtor as other than disputed, contingent or unliquidated. For purposes of distributions under this Plan, Disputed Claim shall not include Tort Claims or Coverage Claims.
        "Disputed Claim Reserve" means an account established for each holder of a Disputed Claim, holding the amount of Cash which would otherwise be distributable to such holder were such holder an Allowed Claim on the
Effective Date.
        "Effective Date" means (a) the first Business Day to occur following the tenth day after all conditions to the Effective Date set forth in Article VIII of the Plan shall have been satisfied or waived or, (b) if the
Confirmation Order has been stayed by a court of competent jurisdiction, the first Business Day to occur following the date on which both (i) such stay is lifted or dissolved by a court of competent jurisdiction and (ii) all conditions to the Effective Date set forth in Article VIII of the Plan shall have been satisfied or waived.
       "Entity" means any person (as defined in Bankruptcy Code 101(41)), entity, estate, or governmental unit (as defined in Bankruptcy Code 101(27)), and shall include, without limitation, any individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, and the United States Trustee.
       "Equity Interest" means any equity security of the Debtor within the meaning of Bankruptcy Code 101(16).
       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
       "Escrow Account" means that certain segregated account established by the Debtor pursuant to and in accordance with Section 2.8(f) of the Settlement Agreement.
       "Estate" means the estate of the Debtor created by Bankruptcy Code 541. "Executory Contract" means every contract and license to which the
Debtor is a party, which contract, license or lease is subject to assumption or rejection under Bankruptcy Code 365. Solely for purposes of this Plan, Executory Contract shall not include any Insurance Policies.
       "Final Order" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or to seek certiorari or review has expired and as to which no appeal or petition for certiorari or review is pending or as to which any right to appeal or to seek certiorari or review has been waived.
       "Impaired" means the legal, equitable and contractual alteration of one's rights to which a Claim or interest attaches, or failure to cure any contractual default and reinstate the maturity of such Claim or Interest prior to default and compensate for any damages incurred as a result of the default.
       "Indenture" means the Indenture dated as of May 1, 2003 between Debtor
(as successor by merger to Chatwins Group, Inc.), as issuer, and U.S. Bank, as successor trustee, as amended and modified by, among other things, the Consent Solicitation.
       "Insurance Entity" means any Entity, including any insurance company, broker, or guaranty association, that has issued, or that has any actual, potential or alleged liabilities, duties or obligations under or with respect to, any Insurance Policy or any other insurance policy that provides or allegedly provides coverage to the Debtor for Tort Claims.
       "Insurance Policy" means any insurance policy or policies issued or allegedly issued by any Insurance Entity to the Debtor or any predecessor of the Debtor or under which the Debtor alleges to have rights that provide or allegedly provide coverage to the Debtor for Tort Claims. For the purposes of the Plan and this Case, the Debtor acknowledges and agrees that none of the Insurance Policies constitute executory contracts pursuant to Bankruptcy Code
 365 or otherwise applicable bankruptcy law.
       "Lien" shall have the meaning assigned to such term in Bankruptcy Code
101.
       "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation that administers the defined benefit pension plan termination insurance program established under Title IV of
ERISA, 29 U.S.C. 1301-1461.
       "Pension" means the Oneida Molded Plastics Corporation Employee
Retirement Plan.
       "Petition Date" means November 27, 2007.
       "Plan" means this Chapter 11 Plan of Reorganization.
       "Plan Documents" means the Plan, the Disclosure Statement, and all of the exhibits and schedules attached to any of the foregoing.
       "Professionals or Professional Persons" means the attorneys, accountants and other professional persons employed by the Debtor pursuant to Bankruptcy
Code  327.
       "Reorganized Debtor" means Reunion Industries, Inc. on and after the Effective Date.
       "Representatives" shall mean, with respect to any Entity, each of its officers, directors and employees, members, agents, attorneys, accountants, financial advisors or restructuring professionals, nor any other professional person employed by any of them.
       "Schedules" means the schedules of assets and liabilities and the statement of financial affairs, as amended and as may be further amended, filed by the Debtor with the Bankruptcy Court pursuant to Bankruptcy Code 521 and Bankruptcy Rule 1007.
       "Secured Claim" means a Claim against the Debtor which is secured by a Lien, charge, pledge encumbrance or other security interest in property of the Debtor's Estate or which is subject to setoff under Bankruptcy Code 553, or to the extent of the value of the interest of the holder of such Claim in such property or to the extent of the amount subject to setoff, as the case may be as determined by either the Bankruptcy Court pursuant to Bankruptcy Court
506(a) or by agreement between the Debtor and such Claimant. Secured Claims shall include, without limitation, the Senior Notes Claim.
       "Senior Notes" means the Senior Notes and Senior Exchange Notes, as amended, that were issued by Debtor pursuant to the Indenture, irrespective of whether the original Senior Notes were restructured pursuant to the Consent Solicitation.
       "Senior Notes Claim" means the Claim(s) filed in this Case by U.S. Bank on behalf of holders of the Senior Notes and itself, as modified by a Settlement Agreement dated July 10, 2008 and approved by the Court on July 23, 2008.
       "Settlement Agreement" means that certain Settlement Agreement dated
July 10, 2008 and approved by the Court on July 23, 2008, among the Debtor,
U.S. Bank National Association, WebFinancial Corporation, Steel Partners II
L.P. and Steel Partners, LLC.
       "Substantial Consummation of this Plan" (or similar phrase) shall have the meaning set forth in 1101(2) of the Bankruptcy Code.
       "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.
       "Tax Claim" means a Claim for any Tax entitled to priority under Bankruptcy Code 507(a)(8).
        "Tort Claim" means a liquidated or unliquidated Claim against the Debtor, or its present or former officers, directors or employees, whether asserted by agents or employees of the Debtor or any other Person or Entity, whether in the nature of or sounding in tort, contract, warranty, employer liability or any other theory of law, equity or admiralty, whatsoever, for, attributable to or arising under the laws of any jurisdiction, by reason of, directly or indirectly, physical, emotional or other personal injuries, death, or other damages caused, or allegedly caused, in whole or in part, directly or indirectly, by the presence of, or exposure to, asbestos, including, but not limited to, asbestos-containing products, manufacturing processes, improvements to real property or materials manufactured, sold, supplied, produced, specified, selected, distributed or in any way marketed by the Debtor or its predecessors - and arising or allegedly arising, directly or indirectly, from acts or omissions of the Debtor or its predecessors, including, but not limited to, all Claims, debts, obligations or liabilities for compensatory damages (such as, without limitation, loss of consortium, medical monitoring, personal or bodily injury, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages.
       "Tort Claimant" means any Entity that holds or allegedly holds a Tort Claim.
       "Unclaimed Property" means any Cash (together with any interest earned thereon) that is unclaimed within six months after such Cash is distributed, and shall include: (a) checks (and the funds represented thereby) that have been returned as undeliverable; (b) funds for checks that have not been paid or negotiated; and (c) checks (and the funds represented thereby) that were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same.
       "Unsecured Claim" means a Claim against the Debtor arising on or before the Petition Date for an unsecured debt, demand or liability of any character whatsoever, including, without limitation, any Claim secured by a Lien which is determined by the Bankruptcy Court to be preferential or otherwise avoidable.
       "U.S. Bank" means U.S. Bank National Association, as successor trustee under the Indenture.
       "U.S. Bank Litigation" means the Adversary Proceeding 08-05081 brought by U.S. Bank against the Debtor in this Case.

DESIGNATION OF CLAIMS,
ADMINISTRATIVE CLAIMS AND ALLOWED TAX CLAIMS
       2.1	Designation of Classes of Claims and Interests.
       All Claims against the Debtor and Interests in the Debtor, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from the rejection of Executory
Contracts or unexpired leases, shall be bound by the provisions of this Plan.
 An Allowed Claim or an Equity Interest shall be deemed classified in a particular class only to the extent that the Allowed Claim or Equity Interest qualifies within the description of that class and shall be deemed classified in a different class to the extent that any remainder of the Allowed Claim or Equity Interest qualifies within the description of such different class. If an Allowed Secured Claim as designated by the Debtor is determined by the Bankruptcy Court (after notice and a hearing) to be an Allowed Unsecured
Claim, such Claim shall be treated as if it had been classified by the Debtor herein as an Allowed Unsecured Claim. Claims are Allowed Secured Claims only to the extent of the value of the collateral securing such Claims.
Notwithstanding anything to the contrary herein, absent a Bankruptcy Court order or an agreement fixing the allowed amount of a Secured Claim or the scheduling of such Claim as liquidated, nondisputed and noncontingent in the Debtor's Schedules, the Debtor is not bound by any classification made or implied herein with respect to any particular Claim.
       2.2	Administrative Claims.
	2.2.1	Treatment of Administrative Claims.  Administrative Claims are not
classified under the Plan and have no right to vote to accept or reject the
Plan. The Debtor shall pay each Entity holding an Administrative Claim (a) in full in Cash on the later of (i) the Effective Date and (ii) the date of the entry of a Final Order allowing and determining such Administrative Claim, or
(b) on such other less favorable terms as may be agreed to by the Debtor and such Entity.
	2.2.2	Requests for Payment of Administrative Claims.  Requests for
payment of Administrative Claims not otherwise allowed must be filed and served on the Debtor by the date set by the Court in the Order setting the Confirmation Hearing. Holders of Administrative Claims that are required to file and serve such a request for payment of Administrative Claims that do not file and serve such request by such date will be forever barred from asserting such Administrative Claims against the Debtor and such Administrative Claims will be deemed discharged as of the Effective Date.
       2.3	Allowed Tax Claims.
       Allowed Tax Claims are not classified under the Plan and have no right to accept or reject the Plan. The Reorganized Debtor shall pay each Entity holding an Allowed Tax Claim (1) in full in Cash on the later of (a) the Effective Date of the Plan and (b) the date of entry of a Final Order allowing and determining such Tax Claim, or (2) on such other less favorable terms as may be agreed to by such Entity.

DESIGNATION OF CLASSES OF CLAIMS AND
EQUITY INTERESTS AND SPECIFICATION
OF CLASSES OF CLAIMS AND EQUITY
INTERESTS UNDER THE PLAN
       3.1	Designation of Classes of Claims Other than Administrative Claims,
Tort Claims, and Coverage Claims and Tax Claims.
       The following is a designation of the Classes of Claims and Interests under this Plan. In accordance with  1123(a)(1) of the Bankruptcy Code,
Administrative Claims and Priority Tax Claims described in Article II of this
Plan, have not been classified and are excluded from the following Classes.
All Allowed Claims against the Debtor, of whatever nature, are hereby classified as follows:
       3.1.1	Class 1 - Secured Claims.  Class 1 consists of the Allowed Secured
Claims.  This Class is unimpaired under, and is not entitled to vote to, accept or reject the Plan.
       3.1.2	Class 2 - Priority Claims.  Class 2 consists of any Allowed
Priority Claims.  This Class is unimpaired under, and is not entitled to vote to, accept or reject the Plan.
       3.1.3	Class 3 - Tort Claims and Coverage Claims.  Class 3 consists of any Tort Claims and Coverage Claims.  This Class is unimpaired under, and is not entitled to vote to, accept or reject the Plan.
       3.1.4	Class 4 - Unsecured Claims.  Class 4 consists of Allowed Unsecured
Claims. The Debtor estimates that as of the date of the Plan, the amount of these Claims is approximate $3,000,000. This Class is impaired under, and is entitled to vote to accept or reject, the Plan.
       3.1.5	Class 5 - Equity Interests.  Class 5 consists of Equity Interests.
 This Class is unimpaired under, and is not entitled to vote to, accept or reject the Plan.
ARTICLE IV
TREATMENT OF CLASSES OF CLAIMS
AND CLASSES OF EQUITY INTERESTS UNDER THE PLAN
       4.1	Class 1 - Secured Claims.
       In full and final satisfaction of its Claims against the Debtor, each
Entity, if any, holding an Allowed Secured Claim shall be paid (1) in full in
Cash on the later of Effective Date or the date such Claim becomes an Allowed
Claim; or (2) on such other less favorable terms as may be agreed to by such
Entity.
       Nothing in this Plan is intended to or shall have the effect of terminating or modifying (i) the Settlement Agreement or any provision, right or obligation contained therein; or (ii) any liens granted to U.S. Bank on the assets or common stock of the Debtor, until the Senior Notes Claim is allowed or disallowed by a Final Order of the Bankruptcy Court and, if allowed, is paid. Allowance or disallowance of the Senior Notes Claim shall be determined solely in the U.S. Bank Litigation, without the necessity of the Debtor having to separately object to any Claims filed by such claimant.
4.2	Class 2 - Allowed Priority Claims.
       In full and final satisfaction of its Claim against the Debtor, each
Entity, if any, holding an Allowed Priority Claim shall be paid (1) in full in
Cash on the later of Effective Date, or the date such Claim becomes an Allowed
Claim; or (2) on such other less favorable terms as may be agreed to by such
Entity.
       4.3	Class 3 - Tort Claims and Coverage Claims.
       For purposes of this Plan, all Tort Claims and Coverage Claims asserted against the Debtor, including, but not limited to, those Tort Claims and
Coverage Claims represented by a proof of claim filed in the Case, shall be deemed withdrawn without prejudice in the Case for determination in accordance with section 5.1.4 of this Plan, provided, however, that Tort Claimants and
Coverage Claimants shall not seek satisfaction of such judgment or payment of such settlement from any asset of the Debtor or its Estate, other than the proceeds of any applicable Insurance Policy or amounts otherwise to be paid by the Reorganized Debtor under applicable non-bankruptcy law.  On and after the
Effective Date, the Reorganized Debtor and the Insurance Entities will continue to defend, settle and/or resolve pending and future actions commenced by the Tort Claimants in the ordinary course of their businesses and consistent with past practices.
4.4	Class 4 - Allowed Unsecured Claims
       In full and final satisfaction of their Claims against the Debtor, each
Entity, holding an Allowed Unsecured Claim shall be paid seventy (70) percent of their total Allowed Claim amount in Cash as follows: a) one third on April
1, 2009; b) one third on May 1, 2009; and c) the remaining one third on June
1, 2009 or (2) on such other less favorable terms as may be agreed to by such
Entity.
4.5	Class 5  - Equity Interests.
Holders of Equity Interests shall retain their interests.
ARTICLE V
MEANS FOR EXECUTION OF THE PLAN
       5.1	Post-Confirmation Debtor.
       5.1.1	Vesting of Property.  On the Effective Date, title to all property of the Debtor's bankruptcy estate shall vest in the Reorganized Debtor.
       5.1.2	Management of the Reorganized Debtor.  Following Confirmation of
the Plan, the operations of the Reorganized Debtor shall continue to be managed by its officers and directors.
       5.1.3	Obligations with Respect to the Pension.  On the Effective Date, the Reorganized Debtor will succeed to the Debtor as contributing sponsor of the Pension and assume all liabilities of the Debtor respecting the Pension.
The Reorganized Debtor shall be subject to the provisions of the Pension and shall be obligated to contribute to the Pension to the extent necessary to meet minimum funding standards under ERISA (see 29 U.S.C. 302; 26 U.S.C.  412 and 430) and to pay insurance premiums due the PBGC respecting the Pension
(see 29 U.S.C.  1306(a)(3), 1307(a) & (e)). If the Pension terminates, the
Reorganized Debtor will be liable, under 29 U.S.C.  1362(a), for any unpaid minimum funding contributions due the Pension, and for insurance premiums and unfunded benefit liabilities due the PBGC respecting the Pension. On the
Effective Date, PBGC's Claims against the Debtor respecting the Pension
(registered under claim numbers 136, 137 and 138) shall be deemed withdrawn.
The liabilities of Reorganized Debtor to the Pension, and to the PBGC with respect to the Pension, shall not be affected in any way by such withdrawal.
       5.1.4	Procedures for Resolving Tort Claims and Coverage Claims.
       	(a)	General Process. All Tort Claims and Coverage Claims shall
be treated as provided in this Section 5.1.4 of the Plan.  Other than the
Insurance Policies as provided in the Plan and any contributions or payments to be made by the Reorganized Debtor in accordance with applicable law, (i) no distribution will be made on account of Tort Claims and Coverage Claims from the property of the Debtor, and (ii) Tort Claimants and Coverage Claimants
shall have no right to seek payment on account of Tort Claims or Coverage
Claims from the Debtor or its property.
       	(b)	Procedures for Filing and Service of Tort Claims.
			(i)	Service.  Any Tort Claimant or Coverage Claimant may
file a complaint alleging any Tort Claim or Coverage Claim in any state or
Federal court with jurisdiction over such claim and serve such complaint on the Reorganized Debtor after the Effective Date.
			(ii)	Tender to the Insurance Entities.  No later than ten
(10) Business Days following receipt of a complaint for an Tort Claim, the
Reorganized Debtor shall forward a copy of such complaint and any other documents served with such complaint by overnight courier to the Insurance
Entities at the address designed in writing by the Insurance Entities.
       		(iii)	Extension of Time to Answer. Each Tort Claimant who
files a complaint and serves it on the Reorganized Debtor pursuant to Section
5.1.4(b)(i) shall be deemed to have consented to a forty-five (45) day extension to answer or otherwise plead to such complaint, petition or other legal request.
       		(iv)	Pending Tort Claims. Notwithstanding sections
5.1.4(b)(i-iii) above, any Tort Claimant that commenced litigation against the
Debtor with respect to a pending Tort Claim prior to the Petition Date need not serve a complaint on the Reorganized Debtor.  Instead, effective as of the first Business Day that occurs at least sixty (60) days after the Effective
Date, any proceeding involving a pending Tort Claim shall no longer be stayed and any Tort Claimant holding a pending Tort Claim shall be entitled to proceed with any underling litigation in the pending proceeding subject to the provisions of the Plan.
       	(c)	Treatment of Tort Claims.
       		(i)	Generally.  Each Insurance Entity and the Reorganized
Debtor shall defend and/or settle Tort Claims and shall make defense and settlement decisions, fund defense costs arising from the Tort Claims, and, if appropriate, pay Tort Claims, consistent with any agreement among the
Insurance Entities and the Reorganized Debtor.  If no such agreement exists, then to the extent required by, in accordance with, and in a manner consistent with the language of the applicable Insurance Policies, any Coverage Defenses, and applicable state law.  Each Insurance Entity and the Reorganized Debtor shall defend and/or settle Tort Claims and shall make defense and settlement decisions, fund defense costs arising from the Tort Claims and, if appropriate, pay Tort Claims.  Nothing in this Plan is or shall be construed to constitute a waiver of any rights, claims, or defenses by any Insurance
Entities or the Reorganized Debtor.
       		(ii)	Payment of Tort Claims.  Tort Claims for which the
Debtor's liability has been resolved, in accordance with Section 5.1.4 of the
Plan, by (1) an enforceable judgment on which execution has not been stayed, or (2) a settlement consented to by the Insurance Entities, shall be presented to the Insurance Entities and the Reorganized Debtor for payment in Cash.
Each Insurance Entity's obligation to pay all or part of any such Tort Claim shall be subject to its Insurance Policy, including, but not limited to, such
Insurance Policy's terms, conditions and limits of liability, applicable state law, and any Coverage Defenses.  Any payments by an Insurance Entity on account of Tort Claims shall be made (x) at such time and in such manner as agreed to among the Insurance Entities and the Tort Claimant in connection with the settlement of such Tort Claim or (y) at such time and in such manner as is ordered by any court with jurisdiction over the Tort Claim, consistent with the terms of the Plan (including but not limited to the provisions set forth herein), the Insurance Policies, and applicable bankruptcy law.  Any such payment shall be applied against and reduce the applicable limit(s) of liability under the pertinent Insurance Policy(ies) issued by the Insurance
Entity(s) making such payment.  Defense costs shall be applied against the applicable limit(s) and reduce the applicable limit(s) of liability if the pertinent Insurance Policy(ies) so provides.  Notwithstanding the foregoing, in no event shall any Insurance Entity be obligated to pay more than its appropriate pro rata share of any Tort Claim.
       		(iii)	No Adjudication of Tort Claims. The obligations, if
any, of the Insurance Entities to pay holders of Tort Claims shall be determined solely pursuant to the terms of the Insurance Policies and applicable law, subject to any Coverage Defenses.  Neither the Bankruptcy
Court's approval or Confirmation of the Plan, the Plan Documents, the
Confirmation Order, or any findings of fact or conclusions of law entered with respect to Confirmation of the Plan, shall, with respect to any Insurance
Entity, constitute any adjudication, judgment, trial, hearing on the merits, finding, conclusion, evidence of or other determination or suggestion that, or be relevant to any determination:
                             (1)	establishing the liability (individually, in
the aggregate or otherwise), the coverage obligation or any other payment obligation of any Entity, including the Debtor, the Reorganized Debtor, any affiliate or predecessor of the Debtor or the Reorganized Debtor, or any
Insurance Entity, with respect to any present or future Tort Claim;
                             (2)	establishing the liability or obligation of
Debtor or the Reorganized Debtor with respect to any present or future Tort
Claim, either with respect to each individual Insurance Entity or all
Insurance Entities in the aggregate (including, inter alia, whether any of the
Debtor or the Reorganized Debtor have suffered an insured loss or harm with respect to any present or future Tort Claim);
                             (3)	constitute a finding or determination that the
Debtor or the Reorganized Debtor is a named insured, additional insured or insured in any other way under any Insurance Policy; and
                             (4)	establishing the value or amount of any
                             present or future Tort Claims.
For purposes of determining any rights or obligations of the Insurance
Entities with respect to the Insurance Policies, neither confirmation of the
Plan or Plan Documents by the Bankruptcy Court, nor any finding of fact and/or conclusion of law made by such court, shall constitute or operate as a judgment, settlement or other resolution or adjudication of any present or future Tort Claim or any Coverage Defense.
       	(d)	Reservation of Rights and Defenses. Notwithstanding anything to the contrary in the Confirmation Order, the Plan or any of the Plan
Documents, nothing in the Plan, the Plan Documents, the Confirmation Order,
any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan, or any Final Order or opinion entered on appeal from the
Confirmation Order (including any other provision that purports to be preemptory or supervening) (i) shall in any way operate to, or have the effect of, impairing, altering, restricting, modifying, diminishing, or limiting:
(x) any Insurance Entity's legal, equitable or contractual rights, if any, in any respect under any Insurance Policy, or with respect to any Coverage
Defenses or Coverage Claims; (y) the Reorganized Debtor's legal, equitable or contractual rights, if any, in any respect under any Insurance Policy, or with respect to any Coverage Defenses and any Coverage Claims; and (z) except as provided in Sections 4.3 or 5.1.4(a) and 5.1.4(b) of the Plan, any Tort
Claimants' rights, Claims, counterclaims, and/or defenses as they may have against any Entity (other than the Debtor); or (ii) shall impose, or shall be deemed or construed to impose, any obligation on the Reorganized Debtor or any
Insurance Entity to provide a defense for, settle, or pay any judgment with respect to, any Tort Claim; rather, the obligations of the Insurance Entities and the Reorganized Debtor, if any, with respect to any Tort Claim shall be determined solely by and in accordance with otherwise applicable law and any allegedly applicable Insurance Policies (subject to any Coverage Defenses).
Notwithstanding anything in this Section 5.1.4(d) to the contrary, nothing in this Section 5.1.4(d) shall affect or limit, or be construed as affecting or limiting: (A) the binding effect of the Plan and the Confirmation Order on the
Debtor or the Reorganized Debtor; or (B) the protection and rights afforded to any Entity under the Plan.  It is the intent of this Plan that the Insurance
Entities, the Reorganized Debtor, and/or the Tort Claimants, subject to any agreement between such Entities, shall retain, and be permitted to assert, all
Claims and/or defenses (including, without limitation, any Coverage Defenses)
relating to Tort Claims, Coverage Claims, and/or the Insurance Policies,
notwithstanding any provision of the Plan, the Plan Documents, the
Confirmation Order, any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan, or any Final Order or opinion entered on appeal from the Confirmation Order.
       	(e)	Cooperation by the Debtor.  Nothing in the Plan, the Plan
Documents, or the Confirmation Order shall relieve any Entity (including the
Debtor or Reorganized Debtor) that is or claims to be entitled to indemnity or defense under any Insurance Policy from any duty or obligation, including without limitation, any duty to cooperate, that may be required of such entity under such Insurance Policy or applicable law with respect to the defense and/or settlement of any Tort Claim.  Further, notwithstanding any provision of the Plan, the Confirmation Order, or any other Plan Document, the Debtor and the Reorganized Debtor (after the Effective Date) shall be bound by the terms of the Insurance Policies.  Any other party to an Insurance Policy, including any Insurance Entity, shall also be bound to the terms of that
Insurance Policy. The Debtor and Reorganized Debtor hereby consent to the entry of a protective or confidentiality order with respect to the disclosure of confidential or other information to be produced by any Insurance Entity.
       	(f)	Retention of Documents.  The Reorganized Debtor shall retain each document and record of the Debtor until the Reorganized Debtor determines that all needs and purposes to retain such particular document or record have ended.  When the Reorganized Debtor has made such a determination with regard to a document or record, the Reorganized Debtor may discard or abandon such document or record, in its sole discretion, provided, however, that the
Reorganized Debtor shall first give reasonable and adequate notice to the
Insurance Entities and/or their designated defense counsel, at which time the
Insurance Entities and/or their designated defense counsel may, at the expense of those Insurance Entities providing a defense to Tort Claims, take possession and keep any such records deemed by them to be necessary to the defense of any Tort Claim being defended by them.  During the time the
Reorganized Debtor has custody of any documents or records of the Debtor, the
Reorganized Debtor shall provide reasonable and adequate access to all such documents and records to Insurance Entities and permit them to copy the same.
 Once the Insurance Entities and/or their designated defense counsel take possession of copies or originals of any such documents, they shall have no obligation under this Plan, and no obligation to the Debtor or their estates, to maintain such records for the benefit of the Debtor or the Reorganized
Debtor.  The duty, if any, of the Insurance Entities to maintain such records shall be governed by nonbankruptcy law in light of any Tort Claims being defended by them.  All privileges and immunities applicable to all documents or records that were generated or maintained at any time by the Debtor or the
Reorganized Debtor, including without limitation the attorney-client privilege and the work product doctrine, shall be invested in, inure to the benefit of, and be fully enforceable by, the Insurance Entities.  The Debtor and the
Reorganized Debtor acknowledge and agree that they (i) each have a duty to cooperate in providing the Insurance Entities with access to documents, information and/or witnesses in accordance with the terms of the Insurance
Policies and (ii) shall use their best efforts to respond to all reasonable requests from any Insurance Entity for information or cooperation in connection with the defense of or objection to any Tort Claim allegedly covered by any Insurance Policy.
       5.1.5	Avoidance Actions.
               (a)	The Reorganized Debtor shall retain and may enforce any and
all Claims, causes of action and rights of the Debtor, the Debtor's estates or the Creditors, including, without limitation, avoidance actions and the right to seek the subordination of Claims under Bankruptcy Code  510.  The
Reorganized Debtor also may accept assignments of Claims from individual creditors that may be related to Claims available to the Debtor or the creditors generally.
		(b)	The Reorganized Debtor shall also have the power to abandon
property pursuant to Bankruptcy Code  554.
       5.1.6	Discharge.
       Except as otherwise specifically provided in the Plan, Claims (other than Tort Claims and Coverage Claims) against the Debtor shall be discharged upon payment as provided herein and in accordance with and to the fullest extent permitted by the provisions of the Bankruptcy Code.
    5.2	Plan Funding.
               Upon the Effective Date, the Reorganized Debtor will operate its business in the ordinary course.  During the course of the Case, the Debtor sold its CPI Division and significantly reduced its expenses.  The Debtor believes it can fund its Plan from cash on hand, its other assets and the revenues generated from its ongoing business operations.
               Accordingly, from cash on hand, its other assets and funds to be derived from the Debtor's ongoing business operations the Debtor will pay in full the holders of Allowed Administrative Claims, Allowed Secured Claims,
Allowed Tax Claims and pay a seventy percent (70%) distribution to the holders of Allowed Unsecured Claims on their pre-Petition Date Claims.
       5.3	Distributions.
       5.3.1	Distributions Generally.  Except with respect to Tort Claims and
Coverage Claims, the Reorganized Debtor shall make all distributions required by the Plan. At the option of the Reorganized Debtor, distributions may be made in cash, by wire transfer or by a check drawn on a domestic bank.  In accordance with the Settlement Agreement, any payments made on account of the
Senior Notes Claim will be made to U.S. Bank for distribution in accordance with the terms of the Indenture. Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.
       5.3.2	Rights of Setoff.  The Reorganized Debtor may, but is not
required to, set off against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim any Claims of any nature which the Debtor may have against the holder of such Claim.  Neither the failure by the Reorganized Debtor to effect such set off nor the allowance of any Claim shall constitute a waiver or a release of any
Claim which the Debtor may have against the holder of a Claim.
       5.4	Debtor's Actions.
       On the Effective Date, all actions contemplated by the Plan shall be authorized and approved in all respects, including the execution and delivery of, and performance under, all documents and agreements contemplated by the
Plan.
ARTICLE VI
RESOLUTION OF DISPUTED CLAIMS, INTERESTS, AND RESERVES
6.1	Objections Generally.
       Except with respect to Tort Claims and Coverage Claims or as otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtor shall have the right and responsibility to examine Claims and prosecute or otherwise resolve objections to any Claims, including any objections filed by the Debtor.  Except as otherwise provided in this Plan, an objection to the allowance of a Claim shall be in writing and may be filed with the Bankruptcy
Court by the Debtor or any other party in interest at any time prior to the
Effective Date.  The Disclosure Statement describes certain Claims that are disputed.  The Debtor reserves its right to make further objections to any asserted Administrative Expenses, Claims or Interests on or prior to
Substantial Consummation of this Plan.  Except with respect to Tort Claims and
Coverage Claims, the Reorganized Debtor shall be responsible for pursuing any objections to any Claim.  Objections to Claims (other than Administrative
Claims, Tort Claims, and Coverage Claims), if any, with the exception of any
Claim to which an objection may be filed under Bankruptcy Code  502(d) (as to which Claims an objection need not be filed within the time period set forth hereinafter), shall be filed with the Bankruptcy Court and served upon each holder of a Disputed Claim on or before the 90th day after the Effective Date.
 With respect to any Claim (other an Administrative Claim, a Tort Claim, or a
Coverage Claim) for which no objection is filed within such time, such Claim shall be deemed an Allowed Claim for the amount specified in a timely filed proof of Claim with respect to such Claim, or, if no timely filed proof of
Claim exists, in the amount specified in the Schedules, unless the Claim was specified in the Schedules as being disputed, contingent or unliquidated.  If no timely filed proof of Claim exists, and the Claim was specified in the
Schedules as being disputed, contingent or unliquidated, the Claim shall be barred and no distribution made thereon pursuant to Bankruptcy Code  1111(a)
and Bankruptcy Rule 3003(c)(2).
       6.2	Amendment to Proofs of Claim.
       A Proof of Claim may be amended only as agreed upon by the Debtor and the holder of such Claim (or as otherwise permitted by the Bankruptcy Code and
Bankruptcy Rules) prior to the hearing on the confirmation of this Plan.
       6.3	Treatment of Disputed Claims and Disputed Claim Reserve.
       Until such time as a Disputed Claim shall have become an Allowed Claim, the holder of such Disputed Claim will not participate in any distributions made to other members of its Class. On the Effective Date, the Debtor shall establish a Disputed Claim Reserve and shall reserve for the account of each holder of a Disputed Claim that is not a Secured Claim, in an account, the amount of Cash which would otherwise be distributable to such holder were such
Disputed Claim an Allowed Claim on the Effective Date, or such other amount as the holder of such Disputed Claim and the Debtor may agree upon.
Notwithstanding the foregoing, the Debtor may request the Bankruptcy Court to conduct proceedings to estimate the value of any Disputed Claim that is not a
Secured Claim and, based thereon, authorize the Debtor to reserve the amount of Cash which would otherwise be distributable to the holder of such Claim deemed an Allowed Amount on the Confirmation Date in the amount or nature claimed. Additionally, with respect to the Disputed Claims that are not
Secured Claims, to the extent that all or a portion of such Claims is an
Allowed Claim and is treated as a Priority Claim under 507(a)(8) of the
Bankruptcy Code, the Debtor shall reserve an amount of Cash necessary to comply with the provisions of 1129(a)(9)(c) of the Bankruptcy Code. The Cash so reserved for the holder of such Disputed Claims shall be distributed to such holder, solely to the extent that such Disputed Claims are allowed and therefore become an Allowed Claim.  Upon final determination of the allowed amount of the Disputed Claim, payment will be made to the holder of the
Disputed Claim to the extent necessary to pay the allowed amount of such
Claim. The Debtor shall not be required to establish or maintain any Cash reserve for any Secured Claim that is a Disputed Claim, other than the reserve required by Section 2.8(f) of the Settlement Agreement (the "Settlement
Agreement Reserve"), provided that such Claim is secured by a lien on assets of the Debtor (including without limitation in the case of the Secured Claim of U.S. Bank the Settlement Agreement Reserve) which is more than sufficient to cover such Claim.
       6.4	Fractional Payments.
       Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall be in an amount equal to a rounding of such fraction to the nearest whole cent (rounding down in case of fractions 0.5 or less).
       6.5	Unclaimed Distributions.
       Except as otherwise provided herein, in the event and at such time as any distribution under the Plan becomes Unclaimed Property, the Entity to which such distribution was to have been made shall forfeit all rights thereto, and to any and all future payments, and thereafter the Claim in respect of which such distribution was to have been made shall be treated as disallowed.
ARTICLE VII
TREATMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

       Any Executory Contract not assumed or rejected by the Debtor before the Confirmation Date is deemed rejected. The party to such Executory Contract must file a proof of claim within thirty (30) days of the Confirmation Date or be forever barred from making a Claim or receiving a distribution from the Reorganized Debtor with respect to such Claim.
ARTICLE VIII
CONDITIONS TO CONFIRMATION
       The following are conditions precedent to Confirmation of the Plan:
       8.1.	The Confirmation Order shall have been entered and become a Final
Order in form and substance reasonably satisfactory to the Debtor; and
       8.1.	All actions, documents and agreements necessary to implement the
Plan shall have been effected or executed.
ARTICLE VIX
PROVISIONS COVERING DISTRIBUTIONS (OTHER THAN TORT CLAIMS)

       9.1	Timing of Distributions under this Plan.
       Subject to the other terms and conditions of this Plan, payments and distributions in respect to Allowed Claims and Allowed Interests shall be made in accordance with this Plan over the time periods specified in the Plan, and shall be made by the Debtor.
       9.2	Payment of Statutory Fees.
       All fees payable pursuant to 28 U.S.C. 1930 as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtor on or before the Effective Date.
       9.3	Withholding of Taxes.
       Except with respect to Tort Claims and Coverage Claims, the Reorganized Debtor shall withhold from any property distributed under this Plan any property which must be withheld for taxes payable by the Entity entitled to such property to the extent required by applicable law. As a condition to making any distribution under this Plan, the Reorganized Debtor or its designee, as the case may be, may request that the holder of any Allowed Claim provide such holder's taxpayer identification number and such other certification as may be deemed necessary to comply with applicable tax reporting and withholding law.

ARTICLE X
DEBTOR'S REQUEST PURSUANT TO
BANKRUPTCY CODE  1129(B)

       If all of the applicable requirements of Bankruptcy Code 1129(a), other than Bankruptcy Code 1129(a)(8) thereof, are met with respect to the Plan, the Debtor requests that the Bankruptcy Court, pursuant to 1129(b), confirm the Plan notwithstanding the requirements of Bankruptcy Code 1129(a)(8) if the Plan does not discriminate unfairly and is fair and equitable with respect to each class.

ARTICLE XI
RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT
       Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the
Case and any of the proceedings arising from, or relating to, the Case pursuant to Bankruptcy Code 1142 and 28 U.S.C. 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:
       11.1	To hear and determine any and all objections to
the allowance, or requests for estimation, of Claims (except with respect to Tort Claims and Coverage Claims);
       11.2	To consider and act on the compromise and
settlement of any Claim (except with respect to Tort Claims
and Coverage Claims) against, or cause of action on behalf
of, the  Reorganized Debtor and the Reorganized Debtor's
estate;
       11.3	To determine any and all applications pending on
the Confirmation Date for the rejection and disaffirmance,
assumption or assignment of Executory Contracts and the
allowance of any Claim resulting therefrom (except with
respect to Tort Claims, Coverage Claims, and any Insurance
Policies);
       11.4	To enter such orders as may be necessary or
appropriate in connection with the recovery of the
Reorganized Debtor's assets wherever located (except with
respect to any Insurance Policies);
       11.5	To hear and determine any and all applications
for allowance of compensation and reimbursement of expenses;
       11.6	To hear and determine any and all controversies,
suits and disputes arising under or in connection with the
interpretation, implementation or enforcement of the Plan
and any of the documents intended to implement the
provisions of the Plan (except with respect to any Insurance
Policies);
       11.7	To hear and determine any and all applications,
adversary proceedings, contested matters and other litigated matters pending on the Effective Date or that may be
commenced thereafter as provided in the Plan (except with
respect to any Insurance Policies);
       11.8	To hear and determine any applications to modify
any provision of the Plan to the full extent permitted by
the Bankruptcy Code;
       11.9	To correct any defect, cure any omissions or
reconcile any inconsistency in the Plan, or any order of the
Bankruptcy Court, including the Confirmation Order, as may
be necessary to carry out the purposes and intent of the
Plan;
       11.10	To effectuate distributions under and
performance of the provisions of the Plan;
       11.11	To hear and determine any motions or contested
matters involving taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to the
Reorganized Debtor relating to the administration of the
Case, including, without limitation, matters involving
federal, state and local taxes in accordance with Bankruptcy
Code  346, 505, and 1146;
       11.12	To determine such other matters and for such
other purposes as may be provided in the Confirmation Order
or as may from time to time be authorized under the
provisions of the Bankruptcy Code or any other applicable
law;
       11.13	To enforce all orders, judgments, injunctions,
releases and rulings issued or entered in connection with
the Case or the Plan;
       11.14	To enter such orders as may be necessary or
appropriate in aid of confirmation and to facilitate
implementation of the Plan, including, without limitation,
any stay orders as may be appropriate in the event that the
Confirmation Order is for any reason stayed, revoked,
modified or vacated;
       11.15	To determine any other matter not inconsistent
with the Bankruptcy Code; and
       11.16	To enter an order closing the Case.
ARTICLE XII
MODIFICATION OR WITHDRAWAL OF THE PLAN
12.1	Modification of the Plan.
       The Reorganized Debtor may, with the approval of the Bankruptcy Court and without notice to Creditors, insofar as it does not materially and adversely affect the interests of Creditors or the Insurance Entities, correct any defect, omission or inconsistency in the Plan in such manner and to such extent as may be necessary to expedite the execution of the Plan. The Plan may be altered or amended before or after confirmation, as provided in Bankruptcy Code 1127 if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of
Creditors or the Insurance Entities.  The Plan may be altered or amended before or after confirmation in a manner which, in the opinion of the
Bankruptcy Court, materially and adversely affects Creditors, after a further hearing and acceptance of the Plan as so altered or modified as provided in Bankruptcy Code 1127.
12.2	Withdrawal of the Plan.
       The Debtor reserves the right to revoke and withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in the Plan hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date. If the Debtor revokes or withdraws the Plan, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Entity or to prejudice in any manner the rights of the Debtor or any Entity in any further proceedings involving the Debtor.
ARTICLE XIII
MISCELLANEOUS
    13.1	Confirmation Order and Plan Control; Entire Agreement.
       To the extent the Confirmation Order and/or the Plan is inconsistent with the Disclosure Statement, the Plan controls the Disclosure Statement, and the Confirmation Order (and any other orders of the Bankruptcy Court) controls the Plan. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.
The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions, negotiations, understandings and documents relating to the Plan. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for in the Plan or the other Plan Documents or as may hereafter be agreed to by the affected parties in writing.
       13.2	Headings.
       The headings of the articles, paragraphs, and sections of this Plan are inserted for convenience only and shall not affect the interpretation hereof.
       13.3	Exculpation.
       The Debtor, the Insurance Entities, and the Representatives of any of
the foregoing shall neither have nor incur any liability to any Entity for any act or omission in connection with, relating to, or arising out of the Case, the negotiation of the Plan, the pursuit of confirmation of the Plan, the administration, consummation and implementation of the Plan or the property to be distributed under the Plan, the Disclosure Statement, or the Plan
Documents, or the management or operation of the Debtor (except for any liability that results primarily from such Entity's gross negligence, bad faith or willful misconduct), provided, however, that the foregoing shall not in any way limit or otherwise affect the obligations of any Insurance Entity under any Insurance Policy or any Coverage Defenses. In all respects, each and all of such Entities shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Case, the Plan, and the administration of each of them. This exculpation shall not include any obligation of an Insurance Entity arising out of the Insurance Policies (subject to any Coverage Defenses).
       13.4	Computations.
       Any calculation of days shall exclude the first date and include the last date of the relevant period in accordance with Bankruptcy Rule 9006(a).
       13.5	Successors and Assigns.
       The rights, benefits, and obligations of any Entity or person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor, or assign of such Entity or person. Notwithstanding the foregoing and except as otherwise expressly provided in the Plan, the Reorganized Debtor does not, pursuant to the Plan or otherwise, assume, agree to perform, pay or indemnify any Entity or person, or otherwise have any responsibility for any liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the
Debtor, whether arising prior to, on or after the Effective Date.
       13.6	Effectuating Documents and Further Transactions.
       The Reorganized Debtor is authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.
       13.7	Exhibits.
       All exhibits to the Plan are incorporated into and are part of the Plan as if set forth in full herein.
       13.8	No Waiver.
       The failure of the Reorganized Debtor to object to a Claim (for purposes of voting on the Plan or for any other reason) shall not be deemed a waiver of the Reorganized Debtor's right to object to or examine such Claim, in whole or in part, or the right of the Reorganized Debtor or any party-in-interest, including any Insurance Entity, to object to or otherwise contest any Tort
Claim or Coverage Claim.
       13.9	Notices.
       All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail to:
Reunion Industries, Inc.
c/o Reid and Riege, P.C.
ATTN:  Carol A. Felicetta, Esq.
195 Church Street, 15th Floor
New Haven, CT 06510
       13.10	Operations of the Debtors Between Confirmation and the Effective
Date.
       The Debtors shall continue to operate as debtors and debtors-in-possession during the period from the Confirmation Date through and until the Effective Date.
       13.11	Effectuating Documents; Further Transactions.
       The President, Chief Financial Officer, or any other appropriate officer of each of the Debtor and the Reorganized Debtor, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or other appropriate officer of the Debtor or the Reorganized Debtor will be authorized to certify or attest to any of the foregoing, if necessary. Notwithstanding anything contained to the contrary in this Plan, the Debtor's obligation to indemnify and reimburse persons who are or were directors, officers or employees of the Debtor on the Petition Date or at any time thereafter, against and for any obligations pursuant to the articles of incorporation, codes of regulation, bylaws, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, (a) shall survive confirmation of the Plan and remain unaffected thereby, (b) are assumed by the Reorganized Debtor, and (iii) shall not be discharged under Bankruptcy Code 1141, irrespective of whether indemnification or reimbursement is owed in connection with any event occurring before, on or after the Petition Date. In furtherance of, and to implement the foregoing, as of the Effective Date, the Reorganized Debtor shall obtain and maintain in full force insurance for the benefit of each and all of the above-indemnified directors, officers and employees, at levels no less favorable than those existing as of the date of entry of the Confirmation Order, and for a period of no less than three (3) years following the Effective Date. The Reorganized Debtor, however, shall not be obligated to indemnify and hold harmless any Entity for any Claim, cause of action, liability, judgment, settlement, cost or expense that results primarily from such Entity's bad faith, gross negligence or willful misconduct.

       Dated at New Haven, Connecticut as of the day first written above.

       	REUNION INDUSTRIES, INC.

		By: /s/ Kimball J. Bradley
		     Kimball J. Bradley
		     President

By: /s/ Carol A. Felicetta
      Carol A. Felicetta, Esq.
                                                               Federal Bar
No. ct07929
                                        Reid and Riege, P.C.

                          195 Church St., 15th floor

     New Haven, CT 06510

Attorneys for the Debtor






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